EXHIBIT 99.1

             APPLE ORTHODONTIX, INC. 1996 STOCK COMPENSATION PLAN
                   AMENDED AND RESTATED AS OF JUNE 11, 1997

                                   ARTICLE I
                                   THE PLAN

      1.1 NAME. This Plan shall be known as the "Apple Orthodontix, Inc. 1996 Stock Compensation Plan." Capitalized terms used herein are defined in ARTICLE VII hereof.

      1.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to Employees, Nonemployee Directors, Advisors, and Orthodontists Common Stock of the Company and Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees, Nonemployee Directors, Advisors, and Orthodontists with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to ARTICLE III shall qualify as "incentive stock options" within the meaning of Section 422 of the Code.

      1.3 EFFECTIVE DATE. The Plan shall become effective upon the Effective
Date.

      1.4 ELIGIBILITY TO PARTICIPATE. Any Employee, Nonemployee Director, Advisor, or Orthodontist shall be eligible to participate in the Plan. Subject to the following provisions, including without limitation SECTION 4.5, the Committee may grant Options or Restricted Stock in accordance with such determinations as the Committee from time to time in its sole discretion shall make; provided, however, that Incentive Stock Options may be granted only to persons who are Employees.

      1.5 SHARES SUBJECT TO THE PLAN. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

      1.6 MAXIMUM NUMBER OF PLAN SHARES. Subject to adjustment pursuant to the provisions of SECTION 6.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall not exceed the greater of (a) 1,000,000 shares or (b) 12 percent of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter. No more than 500,000 shares of Common Stock shall be available for Incentive Stock Options. Subject to adjustment pursuant to the provisions of SECTION 6.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any Optionee during the term of the Plan shall not exceed 500,000 shares.

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      1.7 OPTIONS AND STOCK GRANTED UNDER PLAN. Plan Shares with respect to which an Option shall have been exercised or a Restricted Stock Award shall have vested shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised or Restricted Stock is forfeited, new Options or Restricted Stock may be granted hereunder covering the number of Plan Shares to which such Option termination or forfeiture relates.

      1.8 CONDITIONS PRECEDENT. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

            (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

            (b) The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

            (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

      1.9 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

      1.10  TAX WITHHOLDING.

            (a) CONDITION PRECEDENT. The issuance of Plan Shares is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

            (b) MANNER OF SATISFYING WITHHOLDING OBLIGATION. When a Participant is required by the Committee to pay to the Company an amount required to be withheld under

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      applicable income tax laws in connection with the exercise of an Option or the receipt or vesting of Restricted Stock, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Participant having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company ("Company Withholding") of a portion of the Plan Shares acquired upon the exercise of the Options (if applicable) having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

            (c) NOTICE OF DISPOSITION OF STOCK ACQUIRED PURSUANT TO INCENTIVE STOCK OPTIONS. The Company may require as a condition to the issuance of Plan Shares covered by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he shall report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.

      1.11  EXERCISE OF OPTIONS.

            (a) METHOD OF EXERCISE. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

            (b) PAYMENT OF PURCHASE PRICE. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase

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      price or a note given at the time of exercise is paid in shares of Common
      Stock, those shares shall be valued at the then Fair Market Value.

      1.12 ACCELERATION IN CERTAIN EVENTS. The Committee may accelerate the exercisability of any Option in whole or in part at any time. Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

            (a) MERGERS, CONSOLIDATION, ETC. In the event that the Company shall, pursuant to action by the Board, at any time enter into an agreement whereby the Company will merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting, or acquiring corporation of outstanding Options, or for the substitution of new Options with substantially equivalent benefit therefor, each outstanding Option shall become fully (100%) vested. The Committee shall advise each Optionee, in writing, of the manner and terms under which such fully vested Options shall be exercised.

            (b) CHANGE IN CONTROL. Anything contained herein to the contrary notwithstanding, (1) an Optionee shall become fully (100%) vested in each of his or her Options upon the occurrence of a change in control (as defined below) or a threatened change in control (as determined by the Committee in its sole discretion); and (2) no Option held by an Optionee at the time a change in control or threatened change in control occurs or at any time thereafter shall terminate for any reason before the end of the Option's express term. For purposes of this section, "change in control" means one or more of the following events:

            (i) Any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company (including its subsidiaries and affiliates), has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 33% or more of the combined voting power of the Company's then outstanding Common Stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or

            (ii) Shares representing 33% or more of the combined voting power of the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates); or

            (iii) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company; or

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            (iv) Following the Effective Date, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or

            (v) The Company transfers more than 50% of its assets, or the last of a series of transfers results in the transfer of more than 50% of the assets of the Company, to another entity that is not wholly-owned by the Company. For purposes of this subsection (v), the determination of what constitutes 50% of the assets of the Company shall be made by the Committee, as constituted immediately prior to the events that would constitute a change of control if 50% of the Company's assets were transferred in connection with such events, in its sole discretion.

      1.13 WRITTEN NOTICE REQUIRED. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with SECTION 1.11.

      1.14 COMPLIANCE WITH SECURITIES LAWS. Plan Shares shall not be issued with respect to any Option or any Restricted Stock Award unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act and the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a Participant to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Participant shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option or a Restricted Stock Award restricting their transfer as required by law or this section.

      1.15 EMPLOYMENT OR SERVICE OF OPTIONEE. Nothing in the Plan or in any Award granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Award granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that service.

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      1.16 RIGHTS OF OPTIONEES UPON TERMINATION OF EMPLOYMENT OR SERVICE. In the
event an Optionee ceases to be an Employee, Nonemployee Director, Advisor, or Orthodontist for any reason other than death, Retirement, Permanent Disability, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the date of termination of employment or rendition of services, unless by its terms the Option expires earlier or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option. In the event an Optionee ceases to serve as an Employee, Nonemployee Director, Advisor, or Orthodontist due to death, Permanent Disability, Retirement, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, an Optionee's Options may be exercised as follows:

            (a) DEATH. Except as otherwise limited by the Committee at the of the grant of an Option, if an Optionee dies while serving as an Employee, Nonemployee Director, Advisor, or Orthodontist or within three months after ceasing to be an Employee, Nonemployee Director, Advisor, or Orthodontist his Option shall become fully exercisable on the date of his death and shall expire 12 months thereafter, unless by its terms it expires sooner or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

            (b) RETIREMENT. If an Optionee ceases to serve as an Employee or Nonemployee Director as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the effective date of such Retirement, unless by its terms the Option expires earlier or unless, with respect to a Nonqualified Stock Option (other than an Option granted pursuant to SECTION 4.5), the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option.

            (c) DISABILITY. If an Optionee ceases to serve as an Employee, Nonemployee Director, Advisor, or Orthodontist as a result of Permanent Disability, the Optionee's Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless, with respect to a Nonqualified Stock Option (other than an Option

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      granted pursuant to SECTION 4.5), the Committee agrees, in its sole discretion, to extend the term of such Nonqualified Stock Option.

            (d) CAUSE. If an Optionee ceases to be employed by the Company or a Subsidiary or ceases to serve as a Nonemployee Director, Advisor, or Orthodontist because the Optionee's relationship with the Company or a Subsidiary is terminated for Cause, the Optionee's Options shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of an Optionee are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement with the Company or a Subsidiary, the Optionee's relationship with the Company or a Subsidiary shall be deemed terminated for Cause for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated "for cause" for purposes of such written agreement or the Optionee voluntarily ceases to be an Employee in breach of such Optionee's employment agreement with the Company or a Subsidiary.

            (e) NOTICE. If an Optionee's employment agreement with the Company or a Subsidiary is terminated by either the Company, a Subsidiary, or the Optionee by providing certain required notices of termination prior to an annual anniversary of such Optionee's employment agreement, the Options that are vested as of the date of termination shall remain exercisable for a period of twelve months (three months if Incentive Stock Options) after the date of termination and shall expire at the end of such twelve-month period (three-month period if Incentive Stock Options).

      1.17 TRANSFERABILITY OF OPTIONS. Except as may be agreed upon by the Committee in accordance with the following paragraph, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and, with respect to Incentive Stock Options, may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option. The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners.

      1.18 INFORMATION TO PARTICIPANTS. The Company shall furnish to each Participant a copy of the annual report, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Participant a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

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                                   ARTICLE II
                                ADMINISTRATION

      2.1 COMMITTEE. Subject to SECTION 2.2, the Plan shall be administered by a Committee of not fewer than two members of the Board. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act. Moreover, in the event any Awards granted hereunder are intended to qualify as performance-based compensation under Section 162(m) of the Code, all members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Non-Employee Directors, Advisors, and Orthodontists to whom Awards shall be granted and the number of Plan Shares subject to each Award, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Award Agreement, to modify or amend any Award Agreement or waive any conditions or restrictions applicable to any Awards (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan.

      2.2 APPOINTMENT OF COMMITTEE. The Committee shall be appointed by the Board; provided that the Board may remove any Committee member, with or without cause.

      2.3 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

      2.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Nonemployee Directors, Advisors, and Orthodontists, their employment, death, Retirement, Permanent Disability, or other termination of employment or other relationship with the Company, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

      2.5 EXCULPATION OF COMMITTEE. No member of the Committee shall be personally liable for, and the Company shall indemnify all members of the Committee and hold them harmless against, any claims resulting directly or indirectly from any action or inaction by the Committee pursuant to the Plan, including without limitation any determination by the Committee regarding whether a "change in control" (within the meaning of SECTION 1.12) is threatened or any failure by the Committee to consider such a determination.

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                                  ARTICLE III
                            INCENTIVE STOCK OPTIONS

      3.1 TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

      3.2 DURATION OF OPTIONS. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire earlier than one year or later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

      3.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option; provided, however, in the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or affiliate thereof within the meaning of Section 422 of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted and the Option must not be exercisable after the expiration of five years from the date of its grant.

      3.4 MAXIMUM AMOUNT OF OPTIONS FIRST EXERCISABLE IN ANY CALENDAR YEAR. The aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and affiliates shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall be considered granted pursuant to ARTICLE IV.

      3.5 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

                                  ARTICLE IV
                          NONQUALIFIED STOCK OPTIONS

      4.1 OPTION TERMS AND CONDITIONS. Subject to SECTION 4.5, the terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

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      4.2 DURATION OF OPTIONS. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

      4.3 PURCHASE PRICE. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

      4.4 INDIVIDUAL OPTION AGREEMENTS. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

      4.5 AUTOMATIC GRANTS TO NONEMPLOYEE DIRECTORS. Each Nonemployee Director shall automatically be granted a Nonqualified Stock Option to purchase 10,000 shares of Common Stock either (i) upon initial election or appointment to the Board or (ii) if the Nonemployee Director is serving on the Board on the date the Plan is approved by the Company's stockholders, on the date the Plan is so approved. Each Nonemployee Director will receive a Nonqualified Stock Option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company subsequent to his initial election as a director. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option received by Nonemployee Directors shall be the Fair Market Value of the Plan Shares on the date of grant of such Option. One half of each Option shall become exercisable on the first anniversary of the date of grant of such Option and the remaining one half of each Option shall become exercisable on the second anniversary of the date of grant. Each Option shall expire on the day prior to the tenth anniversary of the date of grant of such Option, unless otherwise specified herein. Nonemployee Directors shall not be eligible to receive any other benefits or grants under the Plan other than as provided in this Section.

                                   ARTICLE V
                               RESTRICTED STOCK

      5.1 GRANT OF RESTRICTED STOCK AWARDS. The Committee may, in its sole discretion, grant Restricted Stock Awards in accordance with the terms and conditions set forth in the Plan. Each Restricted Stock Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

      5.2. TERMS AND CONDITIONS. Each Restricted Stock Award confers upon the recipient thereof the right to receive a specified number of shares of Common Stock in accordance with the terms and conditions of each Participant's Restricted Stock Agreement. The general terms and conditions of a Restricted Stock Award will be as follows:

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            (a) Any shares of Common Stock awarded hereunder to a Participant will be restricted for a period of time to be determined by the Committee for each Participant at the time of the Award, which period shall be not more than ten years. The restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company in accordance with subparagraph
      (b) during the period of restriction.

            (b) All Restricted Stock awarded under the Plan to a Participant will be forfeited and returned to the Company in the event the Participant's employment or service with the Company or a subsidiary thereof is terminated prior to the expiration of the period of restriction, unless the Participant's termination of employment or service is due to his death, Permanent Disability or Retirement or unless the Committee, in its sole discretion, waives the restrictions established in accordance with subparagraph (a) with respect to any or all of the shares of Restricted Stock.

            (c) In the event of a Participant's death or Permanent Disability, the restrictions established in accordance with subparagraph (a) will lapse with respect to all Restricted Stock awarded to the Participant prior to any such event, and the shares of Common Stock involved will cease to be Restricted Stock and will no longer be subject to forfeiture to the Company pursuant to subparagraph (b).

            (d) In the event of a Participant's Retirement, the restrictions established in accordance with subparagraph (a) will continue to apply unless the Committee in its sole discretion shortens the restriction period.

            (e) Stock certificates issued with respect to Restricted Stock Awards will be registered in the name of the Participant, but will be delivered by him to the Company together with a stock power endorsed in blank. Each such certificate will bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE APPLE ORTHODONTIX, INC. 1996 STOCK COMPENSATION PLAN AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND APPLE ORTHODONTIX, INC. ENTERED INTO PURSUANT TO SUCH PLAN."

            From the time of grant of the Restricted Stock Award, the Participant will be entitled to exercise all rights (including dividend and voting rights) with respect to the shares represented by such certificate, subject to forfeiture of such voting rights and the Common Stock as provided in subparagraph (b).

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
            (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company will return the stock certificates representing the shares with respect to which the restriction has lapsed to the Participant or his legal representative, and pursuant to the instruction of the Participant or his legal representative will issue a certificate for such shares that does not bear the legend set forth in subparagraph (e).

            (g) Any other securities or assets (other than ordinary cash dividends) that are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions established in accordance with subparagraph (a), will be subject to the same restrictions and will be delivered by the Participant to the Company as provided in subparagraph (e).

      5.3. NOTICE TO COMPANY OF SECTION 83(B) ELECTION. Any Participant who exercises an election under Section 83(b) of the Code to have his receipt of shares of Restricted Stock taxed currently, without regard to restrictions, must give notice to the Company of such election immediately upon making such election. Such an election must be made within 30 days after the effective date of issuance and cannot be revoked except with the consent of the Internal Revenue Service.

                                  ARTICLE VI
                    TERMINATION, AMENDMENT, AND ADJUSTMENT

      6.1 TERMINATION AND AMENDMENT. The Plan shall terminate on December 15, 2006. No Award shall be granted under the Plan after that date of termination. Subject to the limitations contained in this Section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Award Agreements to be used in connection herewith; provided that no amendment or revision may be made without the approval of the shareholders of the Company if such approval is required under the Code, Rule 16b-3, or any other applicable law or rule. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Award hereunder, alter or impair any of that individual's rights or obligations under any Award granted under the Plan prior to that amendment, suspension, or termination.

      6.2 ADJUSTMENTS. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Awards may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof and outstanding Restricted Stock Awards, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in

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
outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                  ARTICLE VII
                                 MISCELLANEOUS

      7.1 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

      7.2 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary or affiliate of the Company that adopts the Plan.

      7.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

      7.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

                                  ARTICLE VIII
                                   DEFINITIONS

      As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

      8.1 "ADVISOR" means any individual performing substantial BONA FIDE services for the Company or any Subsidiary of the Company that has adopted the Plan who is not an Employee or a Director.

      8.2 "AWARD" means a grant of Options under Article III or IV of the Plan or a Restricted Stock Award under Article V of the Plan.

      8.3 "AWARD AGREEMENT" means an Option Agreement or a Restricted Stock Agreement.

      8.4 "BOARD" means the Board of Directors of the Company.

      8.5 "CAUSE" means conviction of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; failure or refusal to follow reasonable

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instructions of the Board; failure or refusal to comply with the reasonable policies, standards and regulations of the Company, which from time to time may be established; failure or refusal to faithfully and diligently perform the usual customary duties of his employment or service; acting in an unprofessional, unethical, immoral or fraudulent manner; acting in a manner which discredits or is detrimental to the reputation, character and standing of Company or a Subsidiary; or the commission of any other act that causes or reasonably may be expected to cause substantial injury to the Company.

      8.6 "CODE" means the Internal Revenue Code of 1986, as amended.

      8.7 "COMMITTEE" means the Committee appointed in accordance with SECTION 2.2.

      8.8 "COMMON STOCK" means the Class A Common Stock, par value $0.001 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

      8.9   "COMPANY" means Apple Orthodontix, Inc., a Delaware corporation.

      8.10  "DIRECTOR" means a member of the Board.

      8.11 "EFFECTIVE DATE" means December 15, 1996.

      8.12 "EMPLOYEE" means an employee (as defined in Section 3401(c) of the Code and the regulations thereunder) of the Company or of any Subsidiary of the Company that adopts the Plan, including Officers.

      8.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      8.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      8.15 "FAIR MARKET VALUE" means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis, which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked

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
quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

      8.16 "INCENTIVE STOCK OPTION" means an Option granted pursuant to ARTICLE III.

      8.17 "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an Officer or Employee; provided that, as used in SECTION 2.1, the term "Non-Employee Director" shall have the meaning provided in that section.

      8.18 "NONQUALIFIED STOCK OPTION" means an Option granted pursuant to
ARTICLE IV.

      8.19 "OFFICER" means an officer of the Company or any Subsidiary of the Company.

      8.20 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

      8.21 "OPTIONEE" means an Employee, Nonemployee Director, Advisor, or Orthodontist to whom an Option has been granted hereunder.

      8.22 "OPTION AGREEMENT" means an agreement between the Company and an Optionee with respect to one or more Options.

      8.23 "ORTHODONTIST" means an orthodontist who has a practice management contract with the Company or a Subsidiary, or who is a member of or otherwise associated with an orthodontic practice that has a practice management contract with the Company or a Subsidiary.

      8.24 "PARTICIPANT" means a person to whom an Award has been granted.

      8.25 "PERMANENT DISABILITY" has the same meaning as that provided in
Section 22(e)(3) of the Code.

      8.26 "PLAN" means the Apple Orthodontix, Inc. 1996 Stock Compensation Plan, as amended from time to time.

      8.27 "PLAN SHARES" means shares of Common Stock issuable pursuant to the Plan.

      8.28 "RESTRICTED STOCK" or "RESTRICTED STOCK AWARD" means an award of Common Stock granted under Article V.

      8.29 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

      8.30 "RETIREMENT" occurs when an Employee or Director terminates his relationship with the Company or a Subsidiary on or after the date he (a) turns 65 years old or (b) turns 55 years old

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and has completed 10 years of service with the Company or a Subsidiary as otherwise determined by the Board.

      8.31 "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

      8.32 "SECURITIES ACT" means the Securities Act of 1933, as amended.

      8.33 "SUBSIDIARY" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

      8.34 "TAX DATE" means the date on which the amount of tax to be withheld is determined.

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